PROSPECTUS SUPPLEMENT (dated May 21, 2002)
            TO PROSPECTUS DATED FEBRUARY 20, 2002


     The "Selling Holders" section of the Prospectus is hereby amended to delete First Union International Capital Markets Inc. and Deutsche Banc Alex Brown Inc. from the list of Selling Holders and to add the following Selling Holders:


                                   Principal Amount of
                               Debentures Beneficially Owned    Number of Shares of Common
    Selling Shareholder       and That May Be Offered Hereby    Stock Beneficially Owned (1)
First Union International
 Capital Markets Inc.                    $25,000,000                      0
Deutsche Bank Securities Inc.            $39,395,000                      0
New York Life Insurance
 Company (PT 82)                         $ 6,000,000                      0
New York Life Insurance
 Company (PR 82)                         $ 2,525,000                      0


(1) Does not include shares of Common Stock issuable upon conversion of Debentures.